EXHIBIT 10.1

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 30th day of JUNE, 2004, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, formerly known as Duke-Weeks Realty Limited Partnership (“Landlord”), and CAPTIVA SOFTWARE CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and ADP Context, Inc., an Illinois corporation, now known as Captiva Context, Inc. (“Original Tenant”) entered into a certain lease dated September 30, 1999 (the “Lease”), whereby Original Tenant leased from Landlord certain premises consisting of approximately 11,035 rentable square feet of space (the “Leased Premises”) in an office building commonly known as Oakmont Circle, located at 601 Oakmont Lane, Suite 200, Westmont, Illinois 60559; and

WHEREAS, Original Tenant assigned all of its right, title and interest in, to and under the Lease to Tenant pursuant to a certain Assignment and Assumption of Lease dated simultaneously herewith; and

WHEREAS, Tenant has assumed all of the obligations of Original Tenant under the Lease pursuant to such Assignment and Tenant hereby acknowledges that all provisions of the Lease remain in full force and effect; and

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension, changes and additions to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.    Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.    Extension of Lease Term.  The Lease Term is hereby extended through March 31, 2012.

3.    Amendment of Section 1.01.  Basic Lease Provisions and Definitions.  Commencing on July 1, 2004, Section 1.01 of the Lease is hereby amended by deleting subsections C, D, E, F, I, L and M in their entirety and the following are substituted in lieu thereof:

“C.    Building Expense Percentage:

July 1, 2004 - March 31, 2005	0.00%
April 1, 2005 - March 31, 2012	9.57%;

D.    Minimum Annual Rent:

July 1, 2004 - March 31, 2005	$ 0.00 (9 months)
April 1, 2005 - June 30, 2005	$ 31,035.93 (3 months)
July 1, 2005 - June 30, 2006	$127,895.64 per year
July 1, 2006 - June 30, 2007	$131,757.96 per year
July 1, 2007 - June 30, 2008	$135,730.56 per year
July 1, 2008 - June 30, 2009	$139,813.44 per year
July 1, 2009 - June 30, 2010	$144,006.72 per year
July 1, 2010 - June 30, 2011	$148,310.40 per year
July 1, 2011 - March 31, 2012	$114,543.27 (9 months);

E.	Monthly Rental Installments:

July 1, 2004 - March 31, 2005	$ 0.00 per month
April 1, 2005 - June 30, 2005	$ 10,345.31 per month
July 1, 2005 - June 30, 2006	$ 10,657.97 per month
July 1, 2006 - June 30, 2007	$ 10,979.83 per month
July 1, 2007 - June 30, 2008	$ 11,310.88 per month
July 1, 2008 - June 30, 2009	$ 11,651.12 per month
July 1, 2009 - June 30, 2010	$ 12,000.56 per month
July 1, 2010 - June 30, 2011	$ 12,359.20 per month
July 1, 2011 - March 31, 2012	$ 12,727.03 per month;

F.	Term: Through March 31, 2012;

I.	Brokers: Duke Services, Inc. and CB Richard Ellis, Inc. representing Landlord and Grubb & Ellis representing Tenant;

L.	Addresses for payments and notices:

Landlord:	Duke Realty Limited Partnership
Attn: Senior Property Manager
4225 Naperville Road, Suite 150
Lisle, IL 60532

With rental payments to:	Duke Realty Limited Partnership
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

Tenant:	Captiva Software Corporation
10145 Pacific Heights Boulevard #600
San Diego, CA 92121

M.	Guarantor: None.”

4.    Amendment of Section 2.02.  Construction of Tenant Finish Improvements and Possession.  Section 2.02 of the Lease is hereby amended by incorporating the following:

“Tenant is currently occupying the Leased Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except to construct in a good and workmanlike manner the improvements to be determined by Tenant and approved by Landlord, which approval will not be unreasonably withheld (the “Tenant Finish Improvements”). Landlord shall provide an allowance for the direct costs of the Tenant Finish Improvements to the Leased Premises in the amount of Eighty-two Thousand Seven Hundred Sixty-two Dollars and Fifty Cents ($82,762.50) (the “Allowance”) to be used by Tenant on or before September 30, 2005. The Allowance shall be used exclusively to construct and pay for the Tenant Finish Improvements that are directly related to the construction or refurbishment of the Leased Premises, except Tenant may use up to Forty-one Thousand Three Hundred Eighty-one Dollars and Twenty-five Cents ($41,381.25) of the Allowance (i) to pay for soft costs associated with the Tenant Finish Improvements; or (ii) to credit against the Minimum Annual Rent due hereunder. Tenant shall reimburse Landlord for any cost or expense attributable to the Tenant Finish Improvements which exceed the Allowance, no later than thirty (30) days after receipt of an invoice from Landlord for such costs or expenses. Any Allowance not used by Tenant on or before September 30, 2005, shall be forfeited by Tenant. Landlord shall contract with Duke Construction Limited Partnership, or a subsidiary or affiliate of Landlord (“Duke”), to complete the Tenant

Finish Improvements who will competitively bid all major trades to achieve the best possible pricing. Duke shall receive five percent (5%) overhead and five percent (5%) fee as Landlord’s construction manager or general contractor, which amounts shall be deducted from the Allowance. Tenant shall have the right to request a specific subcontractor and provided such subcontractor meets with Landlord’s approval, such subcontractor shall have the right to enter a bid.”

5.    Amendment of Section 2.03.  Surrender of the Premises.  Section 2.03 of the Lease is hereby amended by deleting the second (2nd) sentence thereof and by substituting the following in lieu thereof:

“Tenant shall remove its personal property and computer equipment in the Leased Premises, at its sole cost and expense; provided, however, Tenant shall not be required to remove the wiring and cabling (including above ceiling).”

6.    Amendment of Section 16.03.  Guaranty.  Section 16.03 of the Lease is hereby amended by incorporating the following:

“Landlord hereby acknowledges that the Unconditional Guaranty of Lease dated September 30, 1999, executed by Automatic Data Processing, Inc., a Delaware corporation, shall automatically and without the need for further action by any party, terminate upon the execution of this Amendment, and Guarantor shall be released from its obligations thereunder, but not for any period of time prior to such date.”

7.    Amendment of Section 16.06.  Indemnification for Leasing Commissions.  Section 16.06 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 16.06. Indemnification for Leasing Commissions.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Amendment are the Brokers set forth in Section 1.01. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.”

8.    Deletion of Section 16.11.  Option to Extend.  Section 16.11 of the Lease is hereby deleted it its entirety and is of no further force or effect.

9.    Amendment of Section 16.12.  Right of First Refusal.  Section 16.12 of the Lease is hereby amended by incorporating the following:

“Notwithstanding anything contained herein to the contrary, in the event Tenant exercises its Refusal Option for the Refusal Space on or before June 30, 2005, the Refusal Space shall be offered to Tenant at the same rental rate and the same terms and conditions as the Leased Premises.”

10.    Amendment of Section 16.13.  Option to Terminate.  Section 16.13 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 16.13. Options to Terminate.

Provided Tenant is not in Default hereunder, Tenant shall have the option to terminate this Lease effective as of March 31, 2008 (the “First Option to Terminate”), or effective as of March 31, 2010 (the “Second Option to Terminate”). Such option shall be exercised by (i) Tenant’s giving written notice to Landlord of its intention to terminate on or before June 30, 2007, with respect to the First Option to Terminate, or June 30, 2009, with respect to the Second Option to Terminate, and (ii) Tenant’s payment to Landlord of an amount equal to the sum of nine (9) months of the then-current gross rent with respect to the First Option to Terminate, or an amount equal to the sum of four (4) months of the then-current gross rent with respect to the Second Option to Terminate. Such payment shall be payable to Landlord fifty percent (50%) at the time

Tenant provides written notice to Landlord of its intention to terminate and fifty percent (50%) on or before the effective date of termination. Such payment is made in consideration for Landlord’s grant of this option to terminate, to compensate Landlord for rental and other concessions given to Tenant, and for other good and valuable consideration. Such payment shall not in any manner affect Tenant’s obligations to pay Minimum Annual Rent and Additional Rent or to perform its obligations under the Lease up to and including the effective date of termination. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of this Lease.”

11.    Amendment of Section 16.15.  Parking.  Section 16.15 of the Lease is hereby amended by deleting “one (1) executive parking space” in the second line thereof and by inserting “two (2) executive parking spaces” in lieu thereof.

12.    Amendment of Article 16.  Miscellaneous.  Article 16 of the Lease is hereby amended by incorporating the following:

“Section 16.18. Expansion Needs.

Provided that (i) Tenant has not been in Default hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein, or a permitted assignee, remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, (iv) the current use of the Leased Premises is acceptable to Landlord, (v) subject to the availability of space, (vi) Tenant requires no less than 16,035 rentable square feet of space, and (vii) Tenant enters into a lease with Landlord for such expansion space for a minimum term of five (5) years, Landlord will use commercially reasonable efforts to accommodate Tenant’s expansion needs in another building owned by Landlord, although Landlord in no way guarantees such expansion accommodation. If Landlord and Tenant mutually agree and execute a new lease for such expansion space, upon the commencement date of such new lease, Tenant shall immediately surrender the Leased Premises to Landlord in accordance with the terms and provisions of this Lease and each party shall be released from further liability hereunder, including any termination fees; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which specifically survives the termination of this Lease.”

13.    Tenant’s Representations and Warranties.  The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

14.    Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

15.    Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

16.    Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Duke Realty Corporation,
an Indiana corporation, its general partner, d/b/a Duke Realty of Indiana Corporation

	By:	/s/ Steven W. Schnur
Steven W. Schnur Senior Vice President

TENANT:

CAPTIVA SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ Rick Russo

Printed:	Rick Russo

Title:	CFO

STATE OF California     )

                                 ) SS:

COUNTY OF San Diego)

Before me, a Notary Public in and for said County and State, personally appeared Rick Russo, by me known and by me known to be the CFO of Captiva Software Corporation, a Delaware corporation, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 7th day of July, 2004.

[GRAPHIC APPEARS HERE]	June E. Burke Notary Public

June E. Burke (Printed Signature)

My Commission Expires: 1-27-08

My County of Residence: San Diego

ASSIGNMENT AND ASSUMPTION OF LEASE

FOR AND IN CONSIDERATION of receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAPTIVA CONTEXT, INC., an Illinois corporation, f/k/a ADP Context, Inc. (hereinafter referred to as “Assignor”), hereby assigns to CAPTIVA SOFTWARE CORPORATION, a Delaware corporation (hereinafter referred to as “Assignee”), all of its right, title and interest in and to a certain Lease dated September 30, 1999, by and between Assignor, as “Tenant,” and Duke Realty Limited Partnership, f/k/a Duke-Weeks Realty Limited Partnership as “Landlord,” for certain space described therein, commonly known as Oakmont Circle, located at 601 Oakmont Lane, Suite 200, Westmont, Illinois 60559 (collectively, the “Lease”).

Assignee hereby accepts this Assignment and Assumption of Lease and hereby agrees to be bound by all of the rights and obligations of Assignor as Tenant under the Lease and acknowledges that all provisions of the Lease remain in full force and effect.

Assignor hereby acknowledges that this Assignment and Assumption of Lease does not relieve it from its liability under the terms and obligations of the Lease.

This Assignment and Assumption of Lease shall not be construed to modify, waive, impair or affect any of the terms, provisions or conditions of the Lease.

This Assignment and Assumption of Lease shall not constitute a consent to any further assignment of the Lease or subletting of the premises demised thereby.

This Assignment and Assumption of Lease may be executed in two or more counterparts, each of which shall be deemed an original. All such counterparts shall together constitute one and the same instrument.

The effective date of this Assignment and Assumption of Lease shall be the date of execution hereof.

EXECUTED this 30th day of June, 2004.

“ASSIGNOR”

CAPTIVA CONTEXT, INC., an Illinois corporation

By:	/s/ Rick Russo

Printed:	Rick Russo

Title:	Secretary/Treasurer

“ASSIGNEE”

CAPTIVA SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ Rick Russo

Printed:	Rick Russo

Title:	CFO

STATE OF California     )

                                          ) SS:

COUNTY OF San Diego)

Before me, a Notary Public in and for said County and State, personally appeared Rick Russo, by me known and by me known to be the Secretary/Treasurer of Captiva Context, Inc., an Illinois corporation, who acknowledged the execution of the foregoing “Assignment and Assumption of Lease” on behalf of said corporation.

Witness my hand and Notarial Seal this 7th day of July, 2004.

[GRAPHIC APPEARS HERE]	June E. Burke Notary Public

June E. Burke (Printed Signature)

My Commission Expires: 1/27/08

My County of Residence: San Diego

STATE OF California     )

                                 ) SS:

COUNTY OF San Diego)

Before me, a Notary Public in and for said County and State, personally appeared Rick Russo, by me known and by me known to be the CFO of Captiva Software Corporation, a Delaware corporation, who acknowledged the execution of the foregoing “Assignment and Assumption of Lease” on behalf of said corporation.

Witness my hand and Notarial Seal this 7th day of July, 2004.

[GRAPHIC APPEARS HERE]	June E. Burke Notary Public

June E. Burke (Printed Signature)

My Commission Expires: 1/27/08

My County of Residence: San Diego

CONSENT AND ACCEPTANCE

DUKE REALTY LIMITED PARTNERSHIP, as Landlord under the Lease, hereby consents to the assignment of the Lease as set forth above; provided, however, that such assignment does not affect or release any liability of Assignor under the terms and obligations of the Lease.

This Consent and Acceptance of the foregoing Assignment and Assumption of Lease shall not constitute a consent by Landlord to any further subletting or assignments or subletting of the entire or any portion of the Leased Premises.

“LANDLORD”

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:	Duke Realty Corporation, an Indiana corporation, its general partner, d/b/a Duke Realty of Indiana Corporation

	By:	/s/ Steven W. Schnur
Steven W. Schnur
Senior Vice President